Exhibit 10.1

RAVEN INDUSTRIES, INC.

EMPLOYMENT AGREEMENT FOR

SENIOR MANAGEMENT

AGREEMENT dated as of August 25, 2015, between RAVEN INDUSTRIES, INC., a South Dakota corporation (the "Company"), and _________________________ (the "Executive").

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the "Board") recognizes that Executive's contribution to the growth and success of the Company and its subsidiaries has been or will be substantial; and

WHEREAS, the Board has determined that it is appropriate to memorialize in writing the terms and conditions of Executive’s employment and Executive’s entitlement to certain benefits upon retirement;

NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by Executive for the Company, the parties agree as follows:

1.    Employment. Executive shall continue in the employ of the Company in an executive capacity, with such duties, powers and authority as are assigned to Executive from time to time by the Board.

2.    Term. This Agreement shall commence on the date first above written and, except as otherwise provided in paragraph 5, shall continue in effect until terminated by either the Company or Executive on 30 days’ advance written notice, either with or without any reason. Except for such 30-day notice requirement, nothing contained in this Agreement shall affect the Company’s ability to terminate Executive’s employment with or without any reason notwithstanding the preceding.

3.    Compensation. As full compensation for services under this Agreement, Executive shall receive such Compensation as determined by the Board, and Executive shall be eligible for such fringe benefits as are provided generally to all Senior Managers of the Company. The fringe benefits provided at the date of this Agreement are listed on Schedule A, attached hereto and made a part hereof. The Company may change or terminate any fringe benefit from time to time while Executive is employed, so long as the change affects all Senior Managers.

4.    Termination For Cause. Notwithstanding paragraph 2, if the Company discharges Executive “For Cause”(as defined below) the Company shall not be required to provide 30 days’ advance written notice of termination. A discharge shall be considered “For Cause” if Executive is terminated from employment for willful misconduct that materially injures or causes a material loss to the Company and a material benefit to Executive or third parties, as for example, by embezzlement, appropriation of corporate opportunity, conversion of tangible or intangible corporate property or the making of agreements with

Exhibit 10.1

third parties in which Executive or anyone related to or associated with the Executive has a direct or indirect interest. The term “For Cause” does not include a termination occasioned by ill-advised good faith judgment or negligence in connection with the Company’s business.

5.    Confidentiality. So long as Executive is employed and thereafter, the Executive may not either directly or indirectly, except in the course of carrying out the business of the Company or as authorized in writing on behalf of the Company, disclose or communicate to any person, individual, firm or corporation, any information of any kind concerning any matters affecting or relating to the business of the Company or any of its subsidiaries, including without limitation, any of the customers, prices, sales, manner of operation, plans, trade secrets, processes, financial or other data of the Company or any of its subsidiaries, without regard to whether any or all of such information would otherwise be deemed confidential or material.

6.    Non-Competition. So long as Executive is employed, the Executive may not engage or participate directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder, director, co-partner, or any other individual or representative capacity, in the conduct or management of, or own any stock or other proprietary interest in, any business that competes with the business of the Company or any subsidiary of the Company unless the Executive has obtained prior written consent of the Board, except that Executive shall be free without such consent to make investments in any publicly-owned company so long as he does not become a controlling party in such company.

7.    No Affect on Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights that would accrue solely as a result of the passage of time, under any benefit plan, change in control agreement or other contract, plan or arrangement.

8.    Successors to the Corporation. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" means Raven Industries, Inc. and any subsidiary or successor or assign to its business or assets that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. In such event, the Company shall pay or shall cause such employer to pay any amounts owed to Executive pursuant to this Agreement.

9.    Agreement Binding. This Agreement shall inure to the benefit of and be enforceable by Executive's spouse, personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's spouse, devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

10.    Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

Exhibit 10.1

If to the Company:        Raven Industries, Inc.
P.O. Box 5107
Sioux Falls, SD 57117-5107
Attention: President

If to Executive:        Address on file with payroll department.

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.    Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party that are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the state of South Dakota.

12.    Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.    Fees and Expenses. The Company shall pay all fees and expenses (including reasonable attorney's fees and costs) that Executive may incur as a result of the Company's contesting the validity, enforceability or Executive's interpretation of, or determinations under, this Agreement, regardless of whether the Company is successful in such contest.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

RAVEN INDUSTRIES, INC.

By:    /s/ Daniel A. Rykhus
Daniel A. Rykhus
President and Chief Executive Officer

EXECUTIVE:

_____________________________